EXHIBIT 99.1

Houghton Mifflin Harcourt Appoints Joseph P. Abbott, Jr. as Chief Financial Officer
Eric Shuman to Retire as CFO, Assist in Transition

BOSTON – March 10, 2016 – Global learning company Houghton Mifflin Harcourt (NASDAQ: HMHC) (HMH) today announced that Joseph P. Abbott, Jr. will succeed Eric Shuman, who will be retiring from his role as the company’s Chief Financial Officer (CFO). The change will be effective March 14, 2016 and Shuman will stay on in an advisory capacity until July 1, 2016 to ensure a smooth transition.
“Eric has led HMH’s global finance function during a time of major transformation. He has been a trusted advisor and strategic partner since I joined HMH five years ago, playing an instrumental role in the formative corporate milestones that have influenced the solid financial position HMH is in today,” said Linda K. Zecher, President and Chief Executive Officer, HMH. “I would like to thank Eric for his contributions to HMH and wish him all the best in his retirement.”
Shuman joined HMH in 2009 as Chief Operating Officer and was appointed CFO in 2011. In his time at HMH, he has spearheaded the company’s financial transformation, including a major financial restructuring, HMH’s 2013 initial public offering, multiple strategic acquisitions and more. Prior to joining HMH, his long track record included a variety of leadership roles with Thomson Lifelong Learning Group and Thomson Learning, including Chief Executive Officer and Chief Financial Officer. Eric began his career at Coopers & Lybrand (now PwC) where he became Partner of the General Audit Practice, working with clients from start-ups to the Fortune 100 across a variety of industries.
“I am proud to have played a part in the evolution and financial success of an institution like Houghton Mifflin Harcourt. I have been fortunate to work with a talented and passionate team,” said Shuman. “I look forward to working with Joe to ensure a seamless transition, and beyond that, to spend more time with family and enjoy other pursuits.”
Abbott joins HMH from Morgan Stanley where as an investment banker in the Global Media and Communications Group, he led the firm’s advisory of clients in the education content and information services sectors. He has been involved in many important transactions within the education sector over the last ten years and brings a diverse combination of strategic, financial and investor relations expertise.
“We are thrilled to welcome Joe to HMH where his deep insight and knowledge of our industry and unique investor perspective will position him well to execute on our financial vision and continue to deliver shareholder value,” continued Zecher.
Prior to Morgan Stanley, Abbott served as an officer in the United States Navy where he held leadership roles aboard a ballistic missile submarine and as an assistant professor of Naval Science at Northwestern University. He received his M.B.A. from the Kellogg School of Management and a B.S. from the United States Naval Academy.

About Houghton Mifflin Harcourt
Houghton Mifflin Harcourt (NASDAQ:HMHC) is a global learning company dedicated to changing people’s lives by fostering passionate, curious learners. As a leading provider of pre-K–12 education content, services, and cutting-edge technology solutions across a variety of media, HMH enables learning in a changing landscape. HMH is uniquely positioned to create engaging and effective educational content and experiences from early childhood to beyond the classroom.  HMH serves more than 50 million students in over 150 countries worldwide, while its award-winning children's books, novels, non-fiction, and reference titles are enjoyed by readers throughout the world. For more information, visit www.hmhco.com.
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Contact:
Investor Relations
Rima Hyder
Vice President, Investor Relations
(617) 351-3309
rima.hyder@hmhco.com

Media Relations
Bianca Olson
Senior Vice President, Corporate Affairs
(617) 351-3841 | (646) 932-1241
bianca.olson@hmhco.com

Forward Looking Statements
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